Exhibit 10.91

                            ASSET PURCHASE AGREEMENT


         This ASSET PURCHASE AGREEMENT is dated August 7, 1996, by and between American Radio Systems Corporation, a Delaware corporation ("Buyer"), and United Broadcasting Company, a California general partnership ("Seller").

 P R E M I S E S:

         A. Seller is the licensee of and operates radio stations KBAY(FM) and KKSJ(AM), San Jose, California, (each a "Station", and together, the "Stations") pursuant to licenses issued by the Federal Communications Commission (the "FCC").

         B. Seller desires to sell, and Buyer wishes to buy, substantially all of Seller's assets used or useful in the operation of the Stations and the broadcast business made possible thereby for the price and on the terms and conditions hereafter set forth.

AGREEMENTS:

         In consideration of the above premises and the covenants and agreements contained herein, Buyer and Seller agree as follows:

                                    SECTION 1

                                  DEFINED TERMS

The following terms shall have the following meanings in this Agreement:

         1.1 "Accounts Receivable" means the rights of Seller to payment for services rendered (including sale of time or talent on Stations for cash) by Seller prior to the Closing Date as reflected on the billing records of Seller relating to such Stations.

         1.2 "Assets" means the tangible and intangible assets owned and used or useful in connection with the conduct of the business or operations of the Stations, which assets are being sold, transferred, or otherwise conveyed to Buyer hereunder, as specified in detail in Section 2.1.

         1.3 "Assumed Contracts" means (i) all Contracts listed in Schedule 3.7,
(ii) any Contracts entered into by Seller in the ordinary course of business between the date hereof and the Closing Date which would have been listed on
Schedule 3.7 had they been in existence on the date hereof and which Buyer agrees in writing to assume, (iii) all Contracts in existence on the Closing Date which meet the criteria set forth in Section 3.7 (i) - (iii) for exclusion from Schedule 3.7, and (iv) all Contracts with advertisers for the sale of time or talent on the Stations for cash entered into in the ordinary course of business.


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         1.4 "Closing" means the consummation of the transaction contemplated by this Agreement in accordance with the provisions of Section 8.

         1.5 "Closing Date" means the date of the Closing specified in Section 8.1.

         1.6 "Consents" means all of the consents, permits or approvals of government authorities and other third parties necessary to transfer the Assets to Buyer or otherwise to consummate the transaction contemplated hereby, including without limitation the consents of the parties to those Contracts designated in Schedule 3.7 with an asterisk.

         1.7 "Contracts" means all agreements and leases, written or oral (including any amendments and other modifications thereto) to which Seller is a party or which are binding upon Seller and affect the assets or the business or operations of the Stations, and (i) which are in effect on the date hereof, or
(ii) which are entered into by Seller in the ordinary course of business between the date hereto and the Closing Date.

         1.8 "Escrow  Deposit"  shall mean the sum of Two Million  Five  Hundred
Thousand  Dollars  ($2,500,000)  held by Media  Venture  Partners  (the  "Escrow
Agent") pursuant to an Escrow Agreement of even date, by and among Buyer, Seller, and Escrow Agent.

         1.9 "Excluded Assets" shall mean those assets described or set forth in
Section 2.2 herein and on Schedule 2.2 hereto.

         1.10 "FCC Consent" means action by the FCC granting its consent to the assignment of the FCC Licenses to Buyer as contemplated by this Agreement.

         1.11 "FCC Licenses" means all of the licenses, permits and other authorizations issued by the FCC to Seller in connection with the conduct of the business or operations of the Stations.

         1.12 "Final Order" means a written action, order or public notice issued by the FCC, setting forth the FCC Consent and (a) which has not been reversed, stayed, enjoined, set aside, annulled or suspended, and (b) with respect to which (i) no requests have been filed for administrative or judicial review, reconsideration, appeal or stay, and the time for filing any such requests and for the FCC to review the action on its own motion has expired, or
(ii) in the event of review, reconsideration or appeal that does not result in the FCC consent being reversed, stayed, enjoined, set aside, annulled or suspended, the time for further review, reconsideration or appeal has expired.

         1.13 "Licenses" means all of the licenses, permits and other authorizations, including the FCC Licenses, issued by the FCC, the Federal Aviation Administration ("FAA"), and any other federal, state or local governmental authorities to Seller in connection with the conduct of the business or operations of the Stations.



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         1.14 "Personal Property" means all of the machinery,  equipment, tools, vehicles, furniture, leasehold improvements, office equipment, plant, spare parts, and other tangible personal property which are owned or leased by Seller and used or useful as of the date hereof in the conduct of the business or operations of the Stations, plus such additions thereto and deletions therefrom arising in the ordinary course of business between the date hereof and the Closing Date.

         1.15  "Purchase  Price" means the purchase  price  specified in Section
2.3.

         1.16 "Real Property" means all of the fee estates and buildings and other improvements thereon, leasehold interests, easements, licenses, rights to access, rights-of-way, and other real property interest owned by Seller and identified on Schedule 3.5 hereto plus such additions thereto and deletions therefrom arising in the ordinary course of business between the date hereof and the Closing Date.

         1.17  "TBA  Date"  means  the  effective  date  of the  Time  Brokerage
Agreement.

         1.18 "Time Brokerage Agreement" means the Time Brokerage Agreement entered into by the Seller and Buyer in substantially the form set forth in
Schedule 6.13 hereto.

                                    SECTION 2

                           SALE AND PURCHASE OF ASSETS

         2.1 Agreement to Sell and Buy. Subject to the terms and conditions set forth in this Agreement, Seller hereby agrees to transfer and deliver to Buyer on the Closing Date, and Buyer agrees to purchase, all of the Assets, free and clear of any claims, liabilities, mortgages, liens, pledges, conditions, charges, or encumbrances of any nature whatsoever (except for those permitted in accordance with Section 2.5, 3.5 or 3.6 below), more specifically described as follows:

                  (a) The Personal Property;

                  (b) The Real Property;

                  (c) The Licenses;

                  (d) The Assumed Contracts;

                  (e) All trademarks, trade names, service marks, copyrights and all other intellectual property and similar intangible assets relating to the Stations, including those listed in Schedule 3.9 hereto;

                  (f) All of the Seller's proprietary information, that relates to the Stations, including without limitation, technical information and data, machinery and equipment warranties, maps,

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         computer discs and tapes, plans, diagrams,  blueprints, and schematics, including filings with the FCC which relate to the Stations, if any;

                  (g) All choses in action and rights under warranties of Seller relating to the Stations or the Assets, if any;

                  (h) All books and records relating exclusively to the business or operations of the Stations, including executed copies of the Assumed Contracts, and all records required by the FCC to be kept, subject to the right of Seller to have such books and records made available to Seller for a reasonable period, not to exceed three (3) years; and

                  (i) All intangible assets of Seller relating to the Stations not specifically described above.

         2.2 Excluded Assets. The Assets shall exclude the following assets, in addition to those listed on Schedule 2.2:

                  (a) Seller's cash on hand as of the Closing Date and all other cash in any of Seller's bank or savings accounts; any and all insurance policies, letters of credit, or other similar items and any cash surrender value in regard thereto, and any stocks, bonds, certificates of deposit and similar investments.

                  (b) Any Contracts other than the Assumed Contracts;

                  (c) All books and records of Seller, subject to the right of Buyer to have access and to copy for a period of three (3) years from the Closing Date such books and records as directly related to the Seller's operations of the Stations, and Seller's partnership records and other books and records related to internal partnership matters and financial relationships with Seller's lenders;

                  (d) Any claims, rights and interest in and to any refunds of federal, state or local franchise, income or other taxes or fees of any nature whatsoever for periods prior to the Closing Date;

                  (e) Any pension, profit-sharing or employee benefit plans, and any employment or collective bargaining agreement, except to the extent specifically assumed in Section 2.4, 2.5 or 6.10 of this Agreement.

                  (f) The Accounts Receivable.

         2.3 Purchase Price. The Purchase Price shall be Thirty-One Million Two Hundred and Twelve Thousand Dollars ($31,212,000). The Purchase Price shall be adjusted to reflect any adjustments or prorations made and agreed to as of the TBA Date as provided in Section 2.4 hereof, or as may be provided in the Time Brokerage Agreement. The Purchase Price shall be reduced by the sum of One

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hundred  and One  Thousand  Dollars  ($101,000)  for each  calendar  month (or a prorated portion of such sum for any partial calendar month) that the Closing occurs before August 15, 1997. The Purchase Price shall be allocated between the Stations and their respective tangible and intangible assets, including goodwill and license value, in accordance with the results of an independent appraisal undertaken by Buyer which results Seller may but shall be under no obligation to, adopt.

         2.4 Adjustments and Prorations. All revenues arising from the Stations up until midnight on the day prior to the TBA Date, and all expenses arising from the Stations up until midnight on the day prior to the TBA Date, including business and license fees (including any retroactive adjustments thereof), utility charges, real and personal property taxes and assessments levied against the Assets, accrued employee benefits such as vacation time and sick time, property and equipment rentals, applicable copyright or other fees, sales and service charges, taxes (except for taxes arising from the transfer of the Assets hereunder), and similar prepaid and deferred items, shall be prorated between Buyer and Seller in accordance with the principle that Seller shall receive all revenues, and all refunds to Seller and deposits of Seller held by third parties, and shall be responsible for all expenses, costs and liabilities allocable to the conduct of the business or operations of the Stations for the period prior to the TBA Date, and Buyer shall receive all revenues and shall be responsible for all expenses, costs and obligations allocable to the conduct of the business or operations of the Stations on the TBA Date and for the period thereafter. Buyer shall receive credit if the Stations' aggregate net trade balance is negative (i.e., trade and barter accounts payables exceed receivables). Notwithstanding the foregoing, there shall be no adjustment for, and Seller shall remain solely liable with respect to, any Contracts not included in the Assumed Contracts, or any other obligation or liability not being assumed by Buyer in accordance with Section 2.5.

         A. Any adjustments or prorations will, insofar as feasible, be determined and paid on the Closing Date, with final settlement and payment being made in accordance with the procedures set forth in Section 2.4B.

         B. Within sixty (60) days after the Closing Date, Buyer shall deliver to Seller a certificate (the "Adjustment Certificate"), signed by a senior officer of Buyer after due inquiry by such officer but without any personal liability to such officer, providing a compilation of the adjustments and prorations to be made pursuant to this Section 2.4, including any adjustments and prorations made as of the TBA Date, together with a copy of any working papers relating to such Adjustment Certificate and such other supporting evidence as Seller may reasonably request. If Seller shall conclude that the Adjustment Certificate does not accurately reflect the adjustments and prorations to be made pursuant to this Section 2.4, Seller shall, within thirty
(30) days after its receipt of the Adjustment Certificate, provide to Buyer its written statement of any discrepancies believed to exist. Joseph L. Winn on behalf of Buyer, and Stephen Snell on behalf of Seller, or their respective designees, shall attempt jointly to resolve the discrepancies within fifteen
(15) days after receipt of Seller's discrepancy statement, which resolution, if achieved, shall be binding upon all parties to this Agreement and not subject to dispute or review. If such representatives cannot resolve the discrepancy to their mutual satisfaction within such fifteen (15) day period, Buyer and Seller shall, within the following ten (10) days, jointly designate a nationally known independent public accounting firm to be retained to review the Adjustment Certificate together with Seller's discrepancy statement and any other relevant documents. The cost of retaining such independent public accounting

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firm shall be borne  equally  by Buyer and  Seller.  Such firm shall  report its conclusions as to adjustments pursuant to this Section 2.4, which report shall be conclusive on all parties to this Agreement and not subject to dispute or review. If, after adjustment as appropriate with respect to the amount of the aforesaid adjustments paid or credited as of the TBA Date, Buyer is determine to owe an amount to Seller, Buyer shall pay such amount to Seller, and if Seller is determined to owe an amount to Buyer, Seller shall pay such amount thereof to Buyer, in each case within ten (10) days of such determination.

         2.5 Assumption of Liabilities and Obligations. Except to the extent provided otherwise by the Time Brokerage Agreement, as of the Closing Date, Buyer shall pay, discharge and perform (i) all of the obligations and liabilities of Seller under the Licenses and the Assumed Contracts insofar as they relate to the time period on and after the Closing Date, and arising out of events occurring on or after the Closing Date, (ii) all obligations and liabilities arising out of events occurring on or after the Closing Date related to Buyer's ownership of the Assets or its conduct of the business or operations of the Stations on or after the Closing Date, and (iii) all obligations and liabilities for which Buyer receives a proration adjustment hereunder. All other obligations and liabilities of Seller, including (i) any obligations under any Contract not included in the Assumed Contracts, (ii) any obligations under the Assumed Contracts relating to the time period prior to the Closing Date, (iii) any claims or pending litigation or proceedings relating to the operation of the Stations prior to the Closing Date, and (iv) those related to employees as set forth in Section 6.9 herein shall remain and be the obligations and liabilities solely of Seller.

                                    SECTION 3

                    REPRESENTATIONS AND WARRANTIES OF SELLER

Seller represents and warrants to Buyer as follows:

         3.1 Organization, Standing and Authority. Seller is a general partnership duly formed, validly existing and in good standing under the laws of the State of California and is duly qualified to conduct its business in such state, which is the only jurisdiction where the conduct of the business or operations of the Stations requires such qualification. Seller has all requisite partnership power and authority (i) to own, lease, and use the Assets as presently owned, leased, and used, and (ii) to conduct the business or operations of the Stations as presently conducted. Seller has all requisite partnership power and authority to execute and deliver this Agreement and the documents contemplated hereby, and to perform and comply with all of the terms, covenants and conditions to be performed and complied with by Seller, hereunder and thereunder. Seller is not a participant in any joint venture or partnership with any other person or entity with respect to any part of the Stations' operations or the Assets.

         3.2 Authorization and Binding Obligation. The execution, delivery, and performance of this Agreement by Seller have been duly authorized by all necessary partnership action on the part of Seller. This Agreement has been duly executed and delivered by Seller and constitutes the legal, valid, and binding obligation of Seller, enforceable against Seller in accordance with its terms except as the enforceability hereof may be affected by bankruptcy, insolvency, or similar laws affecting creditors' fights generally, or by court-applied equitable remedies.

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         3.3  Absence  of  Conflicting  Agreements.  Subject  to  obtaining  the
Consents, the execution, delivery, and performance of this Agreement and the documents contemplated hereby (with or without the giving of notice, the lapse of time, or both): (i) does not require the consent of any third party; (ii) will not conflict with any provision of the Partnership Agreement of Seller;
(iii) will not conflict with, result in a breach of, or constitute a default under, any law, judgment, order, ordinance, decree, rule, regulation or ruling of any court or governmental instrumentality, which is applicable to either Seller; (iv) will not conflict with, constitute grounds for termination of, result in a breach of, constitute a default under, or accelerate or permit the acceleration of any performance required by the terms of, any material agreement, instrument, license or permit to which either Seller is a party or by which either may be bound; or (v) will not create any claim, liability, mortgage, lien, pledge, condition, charge, or encumbrance of any nature whatsoever upon the Assets.

         3.4 Licenses. Schedule 3.4 includes a true and complete list of the Licenses. Seller has delivered to Buyer true and complete listings of the Licenses (including any and all amendments and other modifications thereto). As described in Schedule 3.4, the Licenses were validly issued with the Seller designated thereon being the authorized legal holder thereof. The Licenses comprise all of the licenses, permits and other authorizations required from any governmental or regulatory authority for the lawful conduct of the business or operations of the Stations as presently operated. Seller has no reason to believe that the Licenses will not be renewed by the FCC or other granting authority in the ordinary course.

         3.5 Title to and Condition of Real Property. Schedule 3.5 contains descriptions of all the Real Property (including the location of all improvements thereon), which comprises all real property interest necessary to conduct the business or operations of the Stations as now conducted. Seller has good and marketable fee simple title to all of the fee estates (including the improvements thereof), listed in said Schedule free and clear of all liens, mortgages, pledges, covenants, easements, restrictions, encroachments, leases, charges, and other claims and encumbrances of any nature whatsoever, and without reservation or exclusion of any mineral, timber, or other rights or interests, except for (i) liens for real estate taxes not yet due and payable, (ii) easements, rights-of-way and restrictions of record, none of which materially affects the use of such property and all of which are listed in Schedule 3.5,
(iii) liens in favor of Seller's lenders set forth in Schedule 3.5, and (iv) any other claims or encumbrances which are described in Schedule 3.5 and annotated to indicate that such claims or encumbrances shall be removed prior to or at Closing. To the best of Seller's knowledge, all towers, guy anchors, and buildings and other improvements, included in the owned Assets are located entirely on the Real Property listed in Schedule 3.5 or easement rights set forth at Schedule 3.5. Seller has delivered to Buyer true and complete copies of all deeds, leases, Title Insurance Policies or other material instruments pertaining to the Real Property (including any and all amendments and other modifications of such instruments), all of which instruments are to the best of Seller's knowledge, valid, binding and enforceable in accordance with their terms. Seller is not in material breach, nor to Seller's knowledge is any other party in material breach, of the terms of any of such deeds, leases, or other instruments. All Real Property (including the improvements thereof) (i) is in good condition and repair consistent with is age and present use, reasonable wear and tear excepted, (ii) is available for immediate use in the conduct of the business or operations of the Stations, and (iii) to Seller's best knowledge materially complies as described in Schedule 3.5 with all applicable

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building,  electrical and zoning codes and all  regulations of any  governmental authority having jurisdiction. Seller has full legal and practical access to the Real Property.

         3.6 Title to and Condition of Personal Property. Schedule 3.6 contains descriptions of all material items of the Personal Property, which comprises all personal property used to conduct the business or operations of the Stations as now conducted. Except as described in Schedule 3.6, Seller owns and has good title to all Personal Property. None of the Personal Property owned by Seller is subject to any security interest, mortgage, pledge, conditional sales agreement, or other lien or encumbrance, except for (i) liens for current taxes not yet due and payable, and (ii) any other claims or encumbrances which are described in
Schedule 3.6 and annotated to indicate that such claims or encumbrances shall be removed prior to or at Closing. Except as shown in Schedule 3.6, the Personal Property taken as a whole is in good operating condition and repair consistent with its age and present use (ordinary wear and tear excepted), and is available for immediate use in the business or operations of the Stations. Except as set forth in Schedule 3.6, the transmitting and studio equipment included in the Personal Property (i) has been maintained consistent with FCC rules and regulations, and (ii) will permit the Stations and any unit auxiliaries thereto to operate in accordance with the terms of the FCC Licenses and the rules and regulations of the FCC, and with all other applicable federal, state and local statutes, ordinances, rules and regulations.

         3.7 Contracts. Schedule 3.7 contains descriptions of all the Contracts except for: (i) contracts with advertisers for the sale of time or talent on the Stations for cash, entered into in the ordinary course of business, (ii) those employment contracts and miscellaneous service contracts which are terminable at will, in Seller's good faith opinion, without penalty, and (iii) other contracts not involving either aggregate liabilities under all such contacts exceeding Five Thousand Dollars ($5,000) or any material nonmonetary obligation. Seller has delivered to Buyer true and complete copies of all written Contracts, and true and complete memoranda of all oral Contracts which are acknowledged by Seller (including any and all amendments and other modifications to such Contracts). Other than the Contracts, the Seller knows of no other contract or agreement to enable it to carry on its business as presently conducted. All of the Assumed Contracts are in full force and effect, and are to the best of Seller's knowledge, valid, binding and enforceable in accordance with their terms, except as the enforceability thereof may be affected by bankruptcy, insolvency or similar laws affecting creditors' rights generally, or by court applied equitable remedies. Seller is not in material breach, nor to Seller's knowledge is any other party in material breach, of the terms of any such Contracts. Except as expressly set forth in Schedule 3.7, the Seller is not aware of any intention by any party to any Assumed Contract (i) to terminate such contract or amend the terms thereof, (ii) to refuse to renew the same upon expiration of its term. Except for the Consents, Seller has full legal power and authority to assign its rights under the Assumed Contracts to Buyer in accordance with this Agreement, and such assignment will not affect the validity, enforceability and continuation of any of the Assumed Contracts.

         3.8 Consents. Except for the FCC Consent provided for in Section 6.1, the HSR Consent provided for in Section 6.12, and the other Consents indicated in Schedule 3.7 or described in Schedule 3.8, no consent, approval, permit or authorization of, or declaration to or filing with any governmental or regulatory authority, or any other third party is required (i) to consummate this Agreement and the

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transaction contemplated hereby, (ii) to permit Seller to assign or transfer the
Assets to Buyer, or (iii) to enable Buyer to conduct the business or operations of the Stations in essentially the same manner as such business or operations are presently conducted.

         3.9 Trademarks, Trade Names and Copyrights. Schedule 3.9 is a true and complete list of all copyrights, trademarks, trade names, licenses, patents, permits, jingles, privileges and other similar intangible property rights and interests (exclusive of those required to be listed in Schedule 3.4) applied for, issued to or owned by Seller, or under which Seller is licensed or franchised, and used or useful in the conduct of the business or operations of the Stations, all of which are valid and in good standing and, to the best of Seller's knowledge, uncontested. Seller has delivered to Buyer copies of all documents establishing such rights, licenses, or other authority. Seller is not aware that it is infringing upon or otherwise acting adversely to any trademarks, trade names, copyrights, patents, patent applications, know-how, methods, or processes owned by any other person or persons, and there is no claim or action pending, or to the knowledge of Seller threatened, with respect thereto.

         3.10 Financial Statements. True and complete copies of unaudited financial statements of Seller containing balance sheets and statements of income as at and for Seller's fiscal years ended December 31, 1993, 1994 and 1995 (collectively, the "Financial Statements") have been supplied to Buyer. The Financial Statements are prepared in accordance with generally accepted accounting principles consistently applied, are true and correct in all material respects to the best of Seller's knowledge, and present fairly the operating income and financial condition of the Stations as at their respective dates and the results of operations for the periods then ended.

         3.11 Insurance. All of the tangible property included in the Assets is insured at prudent levels against loss or damage. Schedule 3.11 comprises a true and complete list of all insurance policies of Seller which insure any part of the Assets. All policies of insurance listed in Schedule 3.11 are in full force and effect. During the three-year period ending on the date hereof, no insurance policy of Seller on the Assets or the Stations has been canceled by the insurer and no application of Seller for insurance has been rejected by any insurer.

         3.12 Reports. Except where failure to do so would not have a material adverse effect on the ownership or operation of the Stations: all returns, reports and statements which the Stations is currently required to file with the FCC or with any other governmental agency have been filed, and all reporting requirements of the FCC and other governmental authorities having jurisdiction thereof have been complied with; all of such reports, returns and statements are substantially complete and correct as filed- and the Stations' public inspection file is located at the main studio and is in compliance with the FCC's rules and regulations.

         3.13 Employee Benefit Plans. Schedule 3.7 or Schedule 3.13 contains a true and complete list as of the date of this Agreement of all employee benefit plans or arrangements applicable to the employees of Seller employed at the Stations, and all fixed or contingent liabilities or obligations of Seller with respect to any person now or formerly employed by Seller at the Stations, including pension or thrift plans, individual or supplemental pension or accrued compensation arrangements, contributions to hospitalization or other health or life insurance programs, incentive plans, bonus arrangements and vacation, sick leave, disability and termination arrangements or policies, including workers' compensation policies. Seller has furnished or made available to Buyer true and complete copies of all written documents or information with respect to employee matters and arrangements at the Stations, including without limitation, all employee handbooks, rules and policies, plan documents, trust agreements, employment agreements, summary plan descriptions, and descriptions of any unwritten plans listed in Schedule 3.13. To the best of Seller's knowledge, any employee benefits and welfare plans or arrangements listed in Schedule 3.13 were established and have been executed, managed and administered without material exception in accordance with all applicable requirements of the Internal Revenue Code of 1986, as amended, of the Employee Retirement Income Security Act of 1974, as amended, and of other applicable laws. Seller is not aware of the existence of any governmental audit or examination of any of such plans or arrangements or of any facts which would lead it to believe that any such audit or examination is pending or threatened. There exists no action, suit or claim (other than routine claims for benefits) with respect to any of such plans or arrangements pending or, to the knowledge of Seller, threatened against any of such plans or arrangements, and Seller possesses no knowledge of any facts which could give rise to any such action, suit or claim.

         3.14 Labor Relations. Seller is not a party to or subject to any collective bargaining agreements with respect to the Stations except as described in Schedule 3.7 hereto. Seller has no written or oral contracts of employment which are acknowledged by Seller with any employee of the Stations, other than those listed in Schedule 3.7. Seller has provided Buyer with true and complete copies of all such written contracts of employment and true and complete memoranda of any such oral contracts. Seller, in the operation of the Stations, has complied in all material respects with all applicable laws, rules and regulations relating to the employment of labor, including those related to wages, hours, collective bargaining, occupational safety, discrimination, and the payment of social security and other payroll related taxes, and it has not received any notice alleging that it has failed to comply in any material respect with any such laws, rules or regulations. No controversies, disputes, or proceedings are pending or, to the best of its knowledge, threatened, between it and employees (collectively) of the Stations. No labor union or other collective bargaining unit represents any of the employees of the Stations. To the best knowledge of Seller, there is no union campaign being conducted to solicit cards from employees to authorize a union to request a National Labor Relations Board certification election with respect to any of Seller's employees at the Stations.

         3.15 Taxes. Seller has filed or caused to be filed all federal income tax returns and all other federal, state, county, local or city tax returns which are required to be filed, and it has paid or caused to be paid all taxes shown on said returns or on any tax assessment received by it to the extent that such taxes have become due, or has set aside on its books reserves (segregated to the extent required by sound accounting practice) deemed by it to be adequate with respect thereto. No events have occurred which could impose on Buyer any transferee liability for any taxes, penalties or interest due or to become due from Seller.

         3.16 Claims, Legal Actions. Except as set forth in Schedule 3.16, and except for any investigations and rule-making proceedings generally affecting the broadcasting industry, there is no claim, legal action, counterclaim, suit, arbitration, governmental investigation or other legal, administrative or tax proceeding, nor any order, decree or judgment, in progress or pending, or to the knowledge of Seller threatened, against or relating to Seller, the Assets, or the business or operations of the Stations, nor does Seller know of any basis for the same. In particular, except as set forth in Schedule 3.16, but without limiting the generality of the foregoing, there are no applications, complaints or proceedings pending or, to the best of its knowledge, threatened (i) before the FCC relating to the business or operations of the Stations other than applications, complaints or proceedings which affect the radio industry generally, (ii) before any federal or state agency involving charges of illegal discrimination by the Stations under any federal or state employment laws or regulations, or (iii) against Seller or the Stations before any federal, state or local agency involving environmental or zoning laws or regulations.

         3.17 Compliance with Laws. To the best knowledge of Seller, Seller has complied in all material respects with (i) the Licenses, and (ii) all applicable federal, state and local laws, rules, regulations and ordinances. To the best knowledge of Seller, neither the ownership or use, nor the conduct of the business or operations, of the Stations conflicts with rights of any other person, firm or corporation.

         3.18     Environmental Matters.

                  (a) During Seller's period of ownership and, to the best knowledge of Seller, during those of its predecessor, there has been no production, storage, treatment, recycling, disposal, use, generation, discharge, release or other handling or disposition of any kind by Seller or any such predecessor (collectively, "Handling") of any toxic or hazardous wastes, substances, products, pollutants or materials of any kind, including, without limitation, petroleum and petroleum products and asbestos, or any other wastes, substances, products, pollutants or material regulated under any Environmental Laws (as defined below) (collectively, "Hazardous Materials") at, in, on, from or under the real property or any structure or improvement on the real property owned by Seller which in any event is in material violation of Environmental Law. To Seller's best knowledge, its operations have been conducted in material compliance with all applicable Environmental Laws. There are no pending or threatened actions, suits, claims, demands, legal proceedings, administrative proceedings, requests for information, or other notices, proceedings or requests (collectively, "Claims") against or upon Seller based on or relating to any Pre-Closing Environmental Matters (as defined below), and Seller has no knowledge that any such Claims will be asserted. Environmental Laws means any and all Federal, state or local laws, statutes, rules, regulations, plans, ordinances, codes, licenses or other restrictions relating to health, safety or the environment, including without limitation the Comprehensive Environmental Response, Compensation and Liability Act, the Clean Air Act the Safe Drinking Water Act, the Toxic Substances Control Act and the Occupational Health and Safety Act. Pre-Closing Environmental Matters means (i) the Handling of any Hazardous Materials on, at, in, from or under the Real Property prior to the Closing Date, including without limitation, the effects of any Handling of Hazardous Materials within or outside the boundaries of Real Property, (ii) the failure of Seller to be in compliance with any Environmental Law or (iii) any other act, omission, event or condition which could give rise to liability or potential liability under any Environmental Law with respect to the Real Property or the present or prior business of Seller.

                  (b) Buyer shall be entitled to order and have undertaken on its behalf prior to closing a Phase I Environmental Assessment of the Real Property, and shall be granted all cooperation and access by Seller reasonably necessary to complete such Assessment. If the report of such Assessment demonstrates or recommends remediation in order to cause the Real Property to comply with Environmental Laws, Seller shall permit Buyer to immediately undertake to arrange, at its own expense, such remediation prior to Closing. Cost incurred by Buyer in such remediation shall be paid by Seller as a direct reimbursement to Buyer at Closing. Notwithstanding the foregoing, in the event such remediation costs, or is estimated to cost, in excess of Fifty Thousand Dollars ($50,000), Seller shall not be obligated to reimburse such excess, but in such event Buyer may thereafter, at its option, (i) accept the condition of the Real Property at Closing, with credit against the Purchase Price for the estimated costs of remediation, not to exceed Fifty Thousand Dollars ($50,000) or (ii) terminate its obligations to purchase the Stations under this Agreement.

         3.19 Conduct of Business in Ordinary Course. Since January 1, 1996, Seller has conducted the business and operations of the Stations only in the ordinary course and has not:

                  (a) Suffered any material adverse change in the assets, operation, business or properties of Seller or of the Stations, including, without limitation, any material decrease in audience ratings or operation cash flow for the Stations;

                  (b) Made any sale, assignment, lease or other transfer of any of Seller's properties other than in the normal and usual course of business with suitable replacements being obtained therefor;

                  (c) Made any material increase in compensation payable or to become payable to any of the employees of Seller, or any bonus payment made or promised to any employee of Seller, or any material change in personnel policies, employee benefits or other compensation arrangements affecting the employees of Seller; or

         3.20 Full Disclosure. No representation or warranty made by Seller herein nor any certificate, document or other instrument furnished or to be furnished by Seller pursuant hereto contains or will contain any untrue
statement  of  a  material  fact  made   intentionally   or  in  bad  faith,  or
intentionally or in bad faith omits or will omit to state any material fact known to Seller and required to make the statements herein or therein not misleading.

                                    SECTION 4

                     REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer represents and warrants to Seller as follows:

         4.1 Organization, Standing and Authority. Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the State of California, and is and shall be, at Closing, qualified to conduct business in the States of California and Oregon. Buyer has all requisite corporate power and authority to execute and deliver this Agreement and the documents contemplated hereby, and to perform and comply with all of the terms, covenants, and conditions to be performed and complied with by Buyer hereunder and thereunder.

         4.2 Authorization and Binding Obligation. The execution, delivery and performance of this Agreement by Buyer have been duly authorized by all necessary corporate action on the part of Buyer. This Agreement has been duly executed and delivered by Buyer and constitutes the legal, valid, and binding obligation of Buyer, enforceable against Buyer in accordance with its terms except as the enforceability hereof may be affected by bankruptcy, insolvency, or similar laws affecting creditors' rights generally, or by court-applied equitable remedies.

         4.3 Absence of Conflicting Agreements. Subject to obtaining the Consents, the execution, delivery, and performance of this Agreement and the documents contemplated hereby (with or without the giving of notice, the lapse of time, or both): (i) does not require the consent of any third party; (ii) will not conflict with the Articles of Incorporation or Bylaws of Buyer; (iii) will not conflict with, result in a breach of, or constitute a default under, or accelerate or permit the acceleration of any performance required by the terms of, any material agreement, instrument, licenses, or permit to which Buyer is a party or by which Buyer may be bound.

         4.4 FCC Qualification. Buyer has no knowledge of any facts which would, under present law (including the Communications Act of 1934, as amended) and present rules, regulations and practices of the FCC, disqualify Buyer as an assignee of the licenses, permits and authorizations listed on Schedule 3.4 hereto, or as an owner and/or operator of the Stations' Assets. Buyer further represents and warrants that it is financially qualified to meet all terms, conditions and undertakings contemplated by this Agreement.

                                    SECTION 5

                               COVENANTS OF SELLER

         5.1 Pre-Closing Covenants. Except as contemplated by this Agreement or with the prior written consent of Buyer, not to be unreasonably withheld, between the date hereof and the Closing Date, Seller shall operate the Stations in the ordinary course of business in accordance with its past practices (except where such would conflict with the following covenants or with Seller's other obligations hereunder), and abide by the following negative and affirmative covenants:

         A.       Negative Covenants.  Seller shall not do any of the following:

                  (1) Compensation. Increase the compensation, bonuses or other benefits payable or to be payable to any person employed in connection with the conduct of the business or operations of the Stations, except in accordance with past practices;

                  (2) Contracts. Except in the ordinary course of business modify or amend any of the Assumed Contracts, enter into any new Contracts except in the ordinary course of business, provided that all new Contracts (other than Contracts for the sale of broadcast time) shall not involve either aggregate liabilities exceeding Twenty Thousand Dollars ($20,000) (unless expended in compliance with Section 5.1.B. (5) herein), or any material nonmonetary obligation;

                  (3) Disposition of Assets. Sell, assign, lease, or otherwise transfer or dispose of any of the Assets, except for assets consumed or disposed of in the ordinary course of business, where no longer used or useful in the business or operations of the Stations or in connection with the acquisition of replacement property of equivalent kind and value;

                  (4) Encumbrances. Create, assume or permit to exist any claim, liability, mortgage, lien, pledge, condition, charge, or encumbrance of any nature whatsoever upon the Assets, except for (i) those in existence on the date of this Agreement, disclosed in Schedules 3.5 and 3.6, or permitted by Section 2.5, 3.5 or 3.6 and (ii) mechanics' liens and other similar liens which will be removed prior to the Closing Date;

                  (5) Programming. Make any material changes in the broadcast hours or in the percentages of types of programming broadcast by the Stations, or make any other material changes in the Stations' programming policies, except such changes as in the good faith judgment of the Seller are required;

                  (6)  Licenses.  Do any act or fail to do any act  which  might result in the expiration, revocation, suspension or modification of any of the Licenses, or fail to prosecute with due diligence any applications to any governmental authority in connection with the operation of the Stations;

                  (7) Rights. Waive any material right relating to the Stations or the Assets; or

                  (8) No Inconsistent Action. Knowingly take any action which is inconsistent with its obligations hereunder or which could hinder or delay the consummation of the transaction contemplated by this Agreement.

         B.       Affirmative Covenants.  Seller shall do the following:

                  (1) Access to Information. Upon prior notice, allow Buyer and its authorized representatives reasonable access at mutually agreeable times at Buyer's expense during normal business hours to the Assets and to all other properties, equipment, books, records, Contracts and documents relating to the Stations for the purpose of audit and inspection, and furnish or cause to be furnished to Buyer or its authorized representatives all information with respect to the affairs and business of the Stations as Buyer may reasonably request, it being understood that the rights of Buyer hereunder shall not be exercised in such a manner as to interfere with the operations of the business of Seller; provided that neither the furnishing of such information to Buyer or its representatives nor any investigation made heretofore or hereafter by Buyer shall affect Buyer's fights to rely on any representation or warranty made by Seller in this Agreement, each of which shall survive any furnishing of information or any investigation;

                  (2) Maintenance of Assets. Maintain all of the Assets or replacements thereof and improvements thereon in current condition (ordinary wear and tear excepted), and use, operate and maintain all of the above assets in a reasonable manner, with inventories or spare parts and expendable supplies being maintained at levels consistent with past practices;

                  (3) Insurance. Maintain the existing insurance policies on the Stations and the Assets;

                  (4) Consents. Use its reasonable efforts to obtain the Consents;

                  (5) Preservation of Business. Use its reasonable efforts consistent with past practices to preserve the business and audience of the Stations, and its present relationships with their employees, suppliers, customers and others having business relations with it and maintain levels of marketing and promotions efforts and expenditures during the period prior to the Closing Date equal to or greater to such levels in the year immediately prior to the Closing Date;

                  (6) Books and Records. Maintain its books and records in accordance with past practices;

                   (7) Notification. Promptly notify Buyer in writing of any unusual or material developments with respect to the assets of the Stations, and of any material change in any of the information contained in Seller's representations and warranties contained in
         Section 3 hereof or in the schedules hereto, provided that such notification shall not relieve Seller of any obligations hereunder;

                  (8) Trade and Barter Agreements. Provide prior to the Closing Date the advertising time due under any trade and barter agreements listed in Schedule 3.7 in accordance with past practice;

                  (9) Financial Information. Furnish to Buyer within thirty (30) days after the end of each month ending between the date hereof and the Closing Date a statement of income and expense for the month just ended and such other financial information (including information on payables and receivables) as Buyer may reasonably request and which is prepared in the ordinary course of business.

                  (10) Contracts. Prior to the Closing Date, deliver to Buyer a list of all Contracts entered into between the date hereof and the Closing Date of the type required to be listed in Schedule 3.7, together with the copies of such Contracts; and

                  (11) Compliance with Laws. Comply in all material respects with all rules and regulations of the FCC, and all other laws, rules and regulations to which Seller, the Stations and the Assets are subject.

         5.2 Post-Closing Covenants. After the Closing, Seller will take such actions, and execute and deliver to Buyer such further deeds, bills of sale, or other transfer documents as, in the reasonable opinion of counsel for Buyer and Seller, may be necessary to ensure, complete and evidence the full and effective transfer of the Assets to Buyer pursuant to this Agreement.

                                    SECTION 6

                        SPECIAL COVENANTS AND AGREEMENTS

         6.1 FCC Consent. The assignment of the FCC Licenses as contemplated by this Agreement is subject to the prior consent and approval of the FCC.

                  A. Within five (5) days after the execution of this Agreement, Buyer and Seller shall file with the FCC an appropriate application for FCC
Consent. The parties shall prosecute said application with all reasonable diligence and otherwise use their best efforts to obtain the grant of such application as expeditiously as practicable. If the FCC Consent imposes any condition on any party hereto, such party shall use its best efforts to comply with such condition unless compliance would be unduly burdensome or would have a material adverse effect upon it. If reconsideration or judicial review is sought with respect to the FCC Consent, Buyer and Seller shall oppose such efforts to obtain reconsideration or judicial review (but nothing herein shall be construed to limit any party's right to terminate this Agreement pursuant to Section 9 of this Agreement).

                  B. The transfer of the Assets hereunder is expressly conditioned upon (i) the grant of the FCC Consent without any materially adverse conditions on Buyer, (ii) compliance by the parties hereto with the condition (if any) imposed in the FCC Consent, and (iii) the FCC Consent, through the passage of time or otherwise, becoming a Final Order, provided, though, that the condition that the FCC Consent shall have become a Final Order may be waived by Buyer, in its sole discretion.

         6.2 Control of the Stations. Buyer shall not, directly or indirectly, control, supervise, direct, or attempt to control, supervise or direct, the operations of the Stations; such operations, including complete control and supervision of all of the Stations' programs, employees, and policies, shall be the sole responsibility of Seller until the completion of the Closing hereunder.

         6.3 Taxes, Fees and Expenses. Buyer shall pay all sales, transfer and similar taxes and fees, if any, arising out of the transfer of the Assets pursuant to this Agreement. All filing fees required by the FCC shall be paid equally by Seller and Buyer. Buyer shall be solely responsible for any FTC fees incurred in obtaining approval under the Hart-Scott-Rodino Act ("the HSR Consent"). Except as otherwise provided in this Agreement, each party shall pay its own expenses incurred in connection with the authorization, preparation, execution, and performance of this Agreement, including all fees and expenses of counsel, accountants, agents, and other representatives.

         6.4 Brokers. Buyer and Seller each represents and warrants that neither it nor any person or entity acting on its behalf has incurred any liability for any finders' or brokers' fees or commissions in connection with the transaction contemplated by this Agreement, except for Media Venture Partners, the payment of whose fee (which shall be equal to 1.68% of the Purchase Price) shall be shared and paid equally by Buyer and Seller.

         6.5 Noncompetition Agreement. Buyer and Seller shall enter into at Closing a Noncompetition Agreement in the form set forth in Schedule 6.5.

         6.6 Confidentiality. Except as necessary for the consummation of the transaction contemplated hereby, including Buyer's obtaining financing in any form or means of its choosing related hereto, each party hereto will keep confidential any information which is obtained from the other party in connection with the transaction contemplated hereby and which is not readily available to members of the general public, and will not use such information for any purpose other than in furtherance of the transactions contemplated hereby. In the event this Agreement is terminated and the purchase and sale contemplated hereby abandoned, each party will return to the other party originals and all copies of all documents, work papers and other written material obtained by it in connection with the transaction contemplated hereby.

         6.7 Cooperation. Buyer and Seller shall cooperate fully with each other and their respective counsel and accountants in connection with any actions required to be taken as part of their respective obligations under this Agreement, and Buyer and Seller shall execute such other documents as may be necessary and desirable to the implementation and consummation of this Agreement, and otherwise use their best efforts to consummate the transaction contemplated hereby and to fulfill their obligations hereunder. Notwithstanding the foregoing, except as otherwise set forth herein, Buyer shall have no obligation (i) to expend funds to obtain the Consents, or (ii) to agree to any adverse change in any License or Assumed Contract to obtain a Consent required with respect thereto.

         6.8      Risk of Loss.

                  A. The risk of loss, damage or impairment, confiscation or condemnation of any of the Assets from any cause whatsoever shall be borne, to the extent of Seller's insurance proceeds received therefor, by Seller at all times prior to the completion of the Closing.

                  B. If any damage or destruction of the Assets or any other event occurs which prevents signal transmission by the Stations in the normal and usual manner and Seller cannot restore or replace the Assets so that the conditions are cured and normal and usual transmission is resumed before the Closing Date, the Closing Date shall be postponed, for a period of up to one hundred and twenty (120) days, to permit the repair or replacement of the damage or loss.

                  C. In the event of any damage or destruction of the Assets described above, if such Assets have not been restored or replaced and the Stations' normal and usual transmission resumed within the one hundred and twenty (120) day period specified above, Buyer may terminate this Agreement forthwith without any further obligation hereunder by written notice to Seller. Alternatively, Buyer may, at its option, proceed to close this Agreement and complete the restoration and replacement of such damaged Assets after the Closing Date, in which event Seller shall deliver to Buyer all insurance proceeds received in connection with such damage or destruction of the Assets to the extent not already expended by Seller arising in connection with such restoration and replacement.

                  D. Notwithstanding any of the foregoing, Buyer may terminate this Agreement forthwith without any further obligation hereunder by written notice to Seller if any event occurs which prevents signal transmission by the Stations in a manner generally equivalent to its current operations for a consecutive period of five (5) or a cumulative period of fourteen (14) days after the date hereof.

         6.9      Employee Matters.

                  A. Seller has furnished to Buyer an accurate list of all current employees of the Stations together with a description of the terms and conditions of their respective employment (including salary, bonus and other benefit arrangements) and their duties as of the date of this Agreement, as well as the annual salaries thereof. Seller shall promptly, notify Buyer of any changes that occur prior to Closing with respect to such information.

                  B. Nothing contained in this Agreement shall confer upon any employee of Seller any right with respect to continued employment by Buyer, nor shall anything herein interfere with any fight the Buyer may have after the Closing Date to (i) terminate the employment of any of the employees at any time, with or without cause, or (ii) establish or modify any of the terms and conditions of the employment of the employees in the exercise of its independent business judgment.

                  C. Except as otherwise set forth herein, Buyer will not incur any liability on account of Seller's employees in connection with the transaction, including, without limitation, any liability on account of unemployment insurance contributions, termination payments, retirement, pension, profit-sharing, bonus, severance pay, disability, health, accrued vacation, accrued sick leave (unless a pro-rated adjustment is made as to vacation or sick leave) or other employee benefit plans, practices, agreements, or understandings.

         6.10 Accounts Receivable. At the TBA Date, Seller shall assign to Buyer for collection purposes only all Accounts Receivable. Seller shall deliver to Buyer on or as soon as practicable after the TBA Date a complete and detailed statement showing the name, amount and age of each Account Receivable. Subject to and limited by the following, collections of the Accounts Receivable will be for the account of Seller. Buyer shall endeavor in the ordinary course of business to collect the Accounts Receivable for a period of ninety (90) days after the TBA Date (the "Collection Period"). Any payment received by Buyer during the Collection Period from any customer with an account which is an Account Receivable shall first be applied in reduction of the Account Receivable, unless the customer otherwise directs in writing. During the Collection Period, Buyer shall furnish Seller with a list of, and pay over to Seller, without set-off or deduction, the amounts collected during such calendar month with respect to the Accounts Receivable on a monthly basis; no later than the 15th day of each month. Buyer shall provide Seller with a final accounting on or before the fifteenth (15th) day following the end of the Collection
Period. Upon the request of either party at and after such time, Buyer and Seller shall meet to mutually and in good faith analyze any uncollected Account Receivable to determine if the same, in their reasonable business judgment, are deemed to be collectable and if Buyer desires to retain such Account in the interest of maintaining an advertising relationship. As to each such Account, Buyer and Seller shall negotiate a good faith value of such Account, which Buyer shall pay to Seller if Buyer, in its sole discretion, chooses to retain such Account. Seller shall retain the right to collect any Account as to which the parties are unable to reach agreement as to a good faith value, and Buyer agrees to turn over to Seller any payments received against any such Account. As Seller's agent, Buyer shall not be obligated to use any extraordinary efforts or expend any sums to collect any of the Accounts Receivable assigned to it for collection hereunder or to refer any of such Accounts Receivable to a collection agency or to any attorney for collection, and Buyer shall not make any such referral or compromise, nor settle or adjust the amount of any such Account Receivable, except with the approval of Seller. Buyer shall incur no liability to Seller for any uncollected account unless Buyer shall have engaged in willful misconduct or gross negligence in the collection of such account. During and after the Collection Period, without specific agreement with Buyer to the contrary, neither Seller nor its agents shall make any direct solicitation of the Accounts Receivable for collection purposes except for Accounts retained by Seller after the Collection Period.

         6.11 Audit Cooperation. Seller agrees to fully cooperate, and use reasonable efforts to cause their accounting firms to reasonably cooperate with Buyer and at Buyer's expense, to the extent required for the Buyer to prepare audited financial statements for the Stations for the period of Seller's ownership thereof. Seller further agrees to authorize the disclosure of such audited financial information as required by applicable laws, regulations or rules of any administrative or governmental agency, stock exchange or self-regulatory agency.

         6.12 HSR Consent. Buyer and Seller agree to fully cooperate in the timely preparation and filing of all forms, documents and applications required under the Hart-Scott-Rodino Act in conjunction with the transaction contemplated hereunder in order to obtain the HSR Consent. Buyer and Seller further agree to diligently prosecute such application, and to promptly respond to all inquiries and requests for further information associated with such application.

         6.13 Time Brokerage Agreement. Buyer and Seller shall enter into a Time Brokerage in substantially the form set forth in Schedule 6.13.

                                    SECTION 7

                  CONDITIONS TO OBLIGATIONS OF BUYER AND SELLER

         7.1 Conditions to Obligations to Buyer. All obligations of Buyer at the Closing hereunder are subject to the fulfillment prior to and at the Closing Date of each of the following conditions any of which may be waived in writing by Buyer:

                  A. Representations and Warranties. The representations and warranties of Seller in this Agreement shall be true and complete in all material respects at and as of the Closing Date, except for changes contemplated by this Agreement, as though such representations and warranties were made at and as of such time.

                  B. Covenants and Conditions. Seller shall have in all material respects performed and complied with the covenants, agreements, and conditions required by this Agreement to be performed or complied with by it prior to or on the Closing Date.

                  C.  Consents.  Each of the Consents  marked as  "material"  on
Schedule 3.7 shall have been duly obtained and delivered to Buyer with no material adverse change to the terms of the License or Assumed Contract with respect to which such Consent is obtained.

                  D. Licenses. Seller shall be the holder of the Licenses, and there shall not have been any modification of any of such Licenses which has an adverse effect on the Stations or the conduct of its business or operations. No proceeding shall be pending the effect of which would be to revoke, cancel, fail to renew, suspend or modify adversely any of the Licenses.

                  E. Deliveries. Seller shall have made or stand willing and able to make all the deliveries to Buyer set forth in Section 8.2

                  F. Adverse Change. Between the date of this Agreement and the TBA Date, there shall have been no material adverse change in the Assets, or the business or operations of the Stations, including, without limitation, Seller's having achieved at the Stations during the twelve month period ending December 31, 1995, Gross Revenues of no less than Four Million Seven Hundred Thousand Dollars ($4,700,000) and Cash Flow of no less than One Million Four Hundred and Seventy-Five

Thousand Dollars ($1,475,000). For purposes of this Section, Gross Revenues will be defined as gross income from advertising time sales excluding noncash barter or trade transactions, if any, and Cash Flow will be defined as net income excluding noncash barter or trade transactions, if any, and after restoring thereto amounts previously deducted for depreciation; amortization; interest; management fees and any other home office allocations.

         7.2 Conditions to Obligations of Seller. The obligations of Seller at the Closing hereunder are subject to the fulfillment prior to and at the Closing Date of each of the following conditions:

                  A. Representations and Warranties. The representations and warranties of Buyer contained in this Agreement shall be true and complete in all material respects at and as of the Closing Date, except for changes contemplated by this Agreement, as though such representations and warranties were made at and as of such time.

                  B. Covenants and Conditions. Buyer shall have in all material respects performed and complied with the covenants, agreements, and conditions required by this Agreement to be performed or complied with by it prior to or on the Closing Date.

                  C. Deliveries. Buyer shall have made or stand willing and able to make all the deliveries set forth in Section 8.3

                                    SECTION 8

                         CLOSING AND CLOSING DELIVERIES

         8.1 Closing. The Closing shall take place at 10:00 a.m. on a date, to be set by Buyer, upon five (5) days written notice to Seller, no later than ten
(10) days following the date upon which the FCC Consent has become a Final Order (the "Closing Date"), provided, though, that Buyer may waive the requirement for a Final Order and schedule the Closing Date, with five (5) days written notice to Seller, at any time after the receipt of FCC Consent. Closing shall be held at the offices of Seller's counsel or such other place as shall be mutually agreed to by Buyer and Seller.

         8.2 Deliveries by Seller. Prior to or on the Closing Date, Seller shall deliver to Buyer the following, in form and substance reasonably satisfactory to Buyer and its counsel:

                  (a) Transfer Documents. Duly executed warranty deeds, bills of sale, motor vehicle titles, assignments and other transfer documents which shall be sufficient to vest good and marketable title to the Assets in the name of Buyer or its permitted assignees, free and clear of any claims, liabilities, mortgages, liens, pledges, conditions, charges, or encumbrances of any nature whatsoever (except for those permitted in accordance with Sections 2.5, 3.5 or 3.6 hereof);

                  (b)  Consents.   The  original  of  each  Consent   marked  as
         "material" with an asterisk on Schedule 3.7;

                  (c) General Partner's Certificate. A certificate, dated as of the Closing Date, executed by at least one of Seller's General Partners, certifying: (i) that the representations and warranties of Seller contained in this Agreement are true and complete in all material respects as of the Closing Date, except for changes contemplated by this Agreement, as though made on and as of that date;
         (ii) that Seller has, in all material respects, performed its obligations and complied with its covenants set forth in this Agreement to be performed and complied with prior to or on the Closing Date;
         (iii) certifying that the resolutions, as attached to such certificate, were duly adopted by Seller's authorizing and approving the execution of this Agreement by Seller and the consummation of the transaction contemplated hereby and that such resolutions remain in full force and effect; and (iv) a copy of Seller's Partnership Agreement as in effect on the date hereof.

                  (d) Licenses, Contracts, Business Records, Etc. Copies, if available, of all licenses, Assumed Contracts, blueprints, schematics, working drawings, plans, projections, statistics, engineering records, and all files and records used by Seller in connection with its operations of the Stations;

                  (e) Noncompetition Agreement. The Noncompetition Agreement as set forth in Schedule 6.5; and

                  (f) Opinions of Counsel. Opinions of Seller's counsel and communications counsel dated as of the Closing Date, and addressed to Buyer and at Buyer's directions, to Buyer's lenders, substantially in the form of Schedule 8.2 hereto.

         8.3 Deliveries by Buyer. Prior to or on the Closing Date, Buyer shall deliver to Seller the following, in form and substance reasonably satisfactory to Seller and its counsel:

                  (a) Purchase Price. The Purchase Price as provided in Section 2.3;

                  (b) Assumption Agreements. Appropriate assumption agreements pursuant to which Buyer shall assume and undertake to perform Seller's obligations under the Licenses and Assumed Contracts arising on or after the Closing Date;

                  (c) Officer's Certificate. A certificate, dated as of the Closing Date, executed by the President or Vice President of Buyer, certifying (i) that the representations and warranties of Buyer contained in this Agreement are true and complete in all material respects as of the Closing Date, except for changes contemplated by this Agreement, as though made on and as of that date, and (ii) that Buyer has, in all material respects, performed its obligations and complied with its covenants set forth in this Agreement to be performed or complied with on or prior to the Closing Date;

                  (d) Secretary's Certificate. A certificate, dated as of the Closing Date, executed by Buyer's Secretary: (i) certifying that the resolutions, as attached to such certificate, were duly adopted by Buyer's Board of Directors, authorizing and approving the execution of this Agreement and the consummation of the transaction contemplated hereby and that such resolutions remain in full force and effect; (ii) a copy of the corporate charter, articles of incorporation and Bylaws of Buyer as in effect on the Closing date, certified by Buyer's secretary as of the Closing Date; and (iii) good standing certificates from the Secretary of the States of Delaware and California, respectively, each dated no more than five (5) days prior to the Closing Date.

                  (e) Opinion of Counsel. An opinion of Buyer's General Counsel dated as of the Closing Date, substantially in the form of Schedule 8.3 hereto.

                  (f) Noncompetition Agreement. The Noncompetition Agreement as set forth in Section 6.5.

                                    SECTION 9

                           RIGHTS OF BUYER AND SELLER
                            ON TERMINATION OR BREACH

         9.1 Termination Rights. This Agreement may be terminated by either Buyer or Seller if the terminating party is not then in breach of any material provision of this Agreement, upon written notice to the other party, upon the occurrence of any of the following:

                  (a) If on the Closing Date (i) any of the conditions precedent to the obligations of the terminating party set forth in Section 7 of this Agreement shall not have been materially satisfied, and (ii) satisfaction of such condition shall not have been waived by the terminating party;

                  (b) If the application for FCC Consent shall be set for hearing by the FCC for any reason; or

                  (c) If the Closing shall not have occurred on or before February 28, 1997.

Upon termination: (i) if neither party hereto is in breach of any material provision of this Agreement, the parties hereto shall not have any further liability to each other; (ii) if Seller shall be in breach of any material provision of this Agreement, Buyer shall have only the rights and remedies provided in Section 9.3 or (iii) if Buyer shall be in breach of any material provision of this Agreement, Seller shall be entitled only to liquidated damages as provided in Section 9.2 hereof. If, upon termination, Buyer shall not be in breach of any material provision of this Agreement, the Escrow Deposit, plus all interest or other proceeds from the investment thereof, less any compensation due the Escrow Agent, shall be paid to Buyer.

         9.2 Liquidated Damages. In the event this Agreement is terminated by Seller due to a material breach by Buyer of its representations, warranties, covenants and other obligations under this Agreement, then the Escrow Deposit shall be paid to Seller as liquidated damages, it being agreed that the Escrow Deposit shall constitute full payment for any and all damages suffered by Seller by reason of Buyer's failure to close this Agreement. Buyer and Seller agree in advance that actual damages would be difficult to ascertain and that the amount of the Escrow Deposit is a fair and equitable amount to reimburse Seller for damages sustained due to Buyer's failure to consummate this Agreement for the above-stated reason. All interest or other proceeds from the investment of the Escrow Deposit, less any compensation due the Escrow Agent, shall be paid to Seller.

         9.3 Specific Performance. The parties recognize that in the event Seller should refuse to perform under the provisions of this Agreement, monetary damages alone will not be adequate. Buyer shall therefore be entitled to obtain specific performance of the terms of this Agreement. Only in the event specific performance is not available or granted to Buyer shall Buyer be entitled to seek money damages from Seller. In no event shall Buyer be entitled to recovery of any consequential or punitive damages. In the event of any action to enforce this Agreement, Seller hereby waives the defense that there is an adequate remedy at law. In the event of a default by a party hereto (the "Defaulting Party") which results in the filing of a lawsuit for damages, specific performance, or other remedy the other party (the Nondefaulting Party) shall be entitled to reimbursement by the Defaulting Party of reasonable legal fees and expenses incurred by the Nondefaulting Party in the event the Nondefaulting Party prevails.

                                   SECTION 10

                    SURVIVAL OF REPRESENTATIONS AND WARRANTS,
                               AND INDEMNIFICATION

         10.1 Representations and Warranties. All representations and warranties contained in this Agreement shall be deemed continuing representations and warranties, and shall survive the Closing Date for a period of eighteen (18) months (the "Survival Period"). No claim for indemnification may be made under this Section 10 (except for section 10.3(a) or related claims under Section 10.3(c)) after the expiration of the Survival Period. Any investigations by or on behalf of any party hereto shall not constitute a waiver as to enforcement of any representation or warranty contained herein, except that insofar as any party has knowledge of any misrepresentation or breach of warranty at Closing and such knowledge is documented in writing at Closing, such party shall be deemed to have waived such misrepresentation or breach.

         10.2 Indemnification by Seller. Seller shall indemnify and hold Buyer harmless against and with respect to, and shall reimburse Buyer for:

                  (a) Any and all losses, liabilities or damages resulting from any untrue representation, material breach of warranty or nonfulfillment of any covenants by Seller contained herein or in any certificate, delivered to Buyer hereunder.

                  (b) Any and all obligations of Seller not assumed by Buyer pursuant to the terms hereof,

                  (c) Any and all losses, liabilities or damages resulting from Seller's operation or ownership of the Stations prior to the Closing Date, including any and all liabilities arising under the Licenses or the Assumed Contracts which relate to events occurring prior to the Closing Date; and

                  (d) Any and all actions, suits, proceedings, claims, demands, assessments, judgments, and reasonable costs and expenses, incident to any of the foregoing or incurred in investigating or attempting to avoid the same or to oppose the imposition thereof.

                  10.3 Indemnification by Buyer. Buyer shall indemnify and hold Seller harmless against and with respect to, and shall reimburse Seller for:

                  (a) Any and all losses, liabilities or damages resulting from any untrue representation, material breach of warranty or nonfulfillment of any covenants by Buyer contained herein or in any certificate delivered to Seller hereunder;

                  (b) Any and all losses, liabilities or damages resulting from Buyer's operation or ownership of the Stations on or after the Closing Date, including any and all liabilities or obligations arising under the Licenses or the Assumed Contracts which relate to events occurring after the Closing Date or otherwise assumed by Buyer under this Agreement; and

                  (c) Any and all actions, suits, proceedings, claims, demands, assessments, judgments, and reasonable costs and expenses, including reasonable legal fees and expenses, incident to any of the foregoing or incurred in investigating or attempting to avoid the same or to oppose the imposition thereof.

         10.4 Procedures for Indemnification. The procedures for indemnification shall be as follows:

                  A. The party claiming the indemnification (the "Claimant") shall promptly give notice to the party from whom indemnification is claimed (the "Indemnifying Party") of any claim, whether between the parties or brought by a third party, specifying (i) the factual basis for such claim, and (ii) the amount of the claim. If the claim relates to an action, suit or proceeding filed by a third party against Claimant, such notice shall be given by Claimant within five (5) days after written notice of such action, suit or proceeding was given to Claimant.

                  B. Following receipt of notice from the Claimant of a claim, the Indemnifying Party shall have thirty (30) days to make such investigation of the claim as the Indemnifying Party deems necessary or desirable. For the purposes of such investigation, the Claimant agrees to make available to the Indemnifying Party and/or its authorized representative(s) the information relied upon by the Claimant to substantiate the claim. If the Claimant and the Indemnifying Party agree at or prior to the expiration of said thirty (30) day period (or any mutually agreed upon extension thereof) to the validity and amount of such claim, or if the Indemnifying Party does not respond to such notice, the Indemnifying Party shall immediately pay to the Claimant the full amount of the claim. If the Claimant and the Indemnifying Party do not agree within said period (or any mutually agreed upon extension thereof), the Claimant may seek appropriate legal remedy.

                  C. With respect to any claim by a third party as to which the Claimant is entitled to indemnification hereunder, the Indemnifying Party shall have the right at its own expense, to participate in or assume control of the defense of such claim, and the Claimant shall cooperate fully with the Indemnifying Party, subject to reimbursement for reasonable actual out-of-pocket expenses incurred by the Claimant as the result of a request by the Indemnifying Party. If the Indemnifying Party elects to assume control of the defense of any third-party claim, the Claimant shall have the right to participate in the defense of such claim at its own expense.

                  D. If a claim, whether between the parties or by a third party, requires immediate action, the parties will make all reasonable efforts to reach a decision with respect thereto as expeditiously as possible.

                  E. If the Indemnifying Party does not elect to assume control or otherwise participate in the defense of any third party claim, it shall be bound by the results obtained in good faith by the Claimant with respect to such claim.

                  F. The  indemnification  rights  provided in Sections 10.2 and
10.3 shall extend to the shareholders, directors, officers, partners employees and representatives of the Claimant although for the purpose of the procedures set forth in this Section 10.4, any indemnification claims by such parties shall be made by and through the Claimant.

                                   SECTION 11

                                  MISCELLANEOUS

         11.1 Notices. All notices, demands, and requests required or permitted to be given under the provisions of this Agreement shall be (i) in writing, (ii) delivered by personal delivery, or sent by commercial delivery service or registered or certified mail, return receipt requested, or by facsimile transmission, with receipt confirmation, (iii) deemed to have been given on the date of personal delivery or the date set forth in the records of the delivery service or on the return receipt, and (iv) addressed as follows:

If to Seller:                United Broadcasting Company
                             P.O. Box 6616
                             San Jose, CA 95150
                             Attn: Steven Snell, Managing Partner

with a copy
(which shall not
constitute notice) to:       Terence L. Bruiniers, Esq.
                             Farrand, Cooper & Bruiniers
                             235 Montgomery Street, Suite 1035
                             San Francisco, CA 94104
                             Fax: (415) 677-2950

If to Buyer:                 American Radio Systems Corporation
                             116 Huntington Avenue
                             Boston, MA 02116
                             Attention: Steven B. Dodge, President
                             Fax: (617) 375-7575
with a copy
(which shall not
constitute notice) to:       Michael B. Milsom, Vice President & General Counsel
                             American Radio Systems Corporation
                             116 Huntington Avenue
                             Boston, MA 02116
                             Fax: (617) 375-7575


or to such other or additional persons and addresses as the parties may from time to time designate in a writing delivered in accordance with this Section 11.1.

         11.2 Benefit and Binding Effect. Neither party hereto may assign this Agreement without the prior written consent of the other party hereto, except that Buyer may assign its rights and obligations under this Agreement to any affiliated or unaffiliated entity, following which assignment Buyer shall remain liable for all of its obligations hereunder. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

         11.3 Governing Law. This Agreement shall be governed, construed, and enforced in accordance with the laws of the State of California.

         11.4 Headings. The headings herein are included for ease of reference only and shall not control or affect the meaning or construction of the provisions of this Agreement.

         11.5 Gender and Number. Words used herein, regardless of the gender and number specifically used, shall be deemed and construed to include any other gender, masculine, feminine or neuter, and any other number, singular or plural, as the context required.

         11.6 Entire Agreement. This Agreement, all schedules hereto, and all documents and certificates to be delivered by the parties pursuant hereto collectively represent the entire understanding and agreement between Buyer and Seller with respect to the subject matter hereof. All schedules attached to this Agreement shall be deemed part of this Agreement and incorporated herein, where applicable, as if fully set forth herein. This Agreement supersedes all prior negotiations between Buyer and Seller, and all letters of intent and other writings related to such negotiations, and cannot be amended, supplemented or modified except by an agreement in writing which makes specific reference to this Agreement or an agreement delivered pursuant hereto, as the case may be, and which is signed by the party against which enforcement of any such amendment, supplement or modification is sought.

         11.7 Waiver of Compliance, Consents. Except as otherwise provided in this Agreement, any failure of any of the parties to comply with any obligation, representation, warranty, covenant, agreement or condition herein may be waived by the party entitled to the benefits thereof only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, representation, warranty, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in this Section 11.7.

         11.8 Severability. If any provision of this Agreement or the application thereof to any person or circumstance shall be invalid or unenforceable or any extent, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected thereby and shall be enforced to the greater extent permitted by law.

         11.9 Arbitration. Any dispute arising out of or in any way relating to this Agreement shall be resolved at San Jose, California, by arbitration through the Judicial Arbitration and Mediation Service ("JAMS") or other alternative dispute resolution agency mutually acceptable to the parties, before a retired judge or justice of the California courts. Without limiting any other powers of the arbitrator, such arbitrator shall have the authority of a judge pro tem of the California Superior Court, with the authority to issue any injunctive orders, including any ex parte orders, deemed necessary or appropriate under the circumstances. Arbitration shall be conducted as a trial by the court applying the substantive law of the State of California (without regard to its conflict of law rules) with a written statement of decision, as provided under Section 632 of the Code of Civil Procedure. Judgment upon the arbitrator's award may be entered in any court of competent jurisdiction. Both parties expressly

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submit and agree to the jurisdiction  and venue as provided herein.  The parties shall share equally the arbitrators fees, however the arbitrator may direct recovery of such fees as costs by the prevailing party. In any such arbitration, and in any legal action in enforcement or appeal thereof, the prevailing party shall in the arbitrator's discretion be entitled to an award of reasonable attorneys' fees in addition to any other relief granted.

         11.10 Counterparts. This Agreement may be signed in any number of counterparts with the same effect as if the signature on each such counterpart were upon the same instrument. Facsimile transmitted signatures shall be accepted as originals.


         IN WITNESS WHEREOF, this Agreement has been executed by Buyer and Seller as of the date first above written.


SELLER:                    UNITED BROADCASTING COMPANY

                           By: ___________________________________________
                                 Stephen P. Snell, Management Committee Member


                           By: ___________________________________________
                                Christopher Snell, Management Committee Member

                           By: ___________________________________________
                                 Patricia Elek, Management Committee Member

                           By: ___________________________________________
                                 James Farr, Management Committee Member

                           By: ___________________________________________
                                 Anita Mardikian, Management Committee Member

                           By: ___________________________________________
                                 Haig Mardikian, Management Committee Member


BUYER:                     AMERICAN RADIO SYSTEMS CORPORATION

                           By: ______________________________
                           Title: _____________________________



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                      SCHEDULES TO ASSET PURCHASE AGREEMENT


         1.8            Escrow Agreement

         2.2            Excluded Assets

         3.4            Licenses

         3.5            Real Property

         3.6            Personal property

         3.7            Assumed Contracts

         3.8            Consents required

         3.9            Trademarks; trade names; copyrights

         3.11           Insurance policies

         3.13           Employee benefits; health insurance; vacation policy

         3.14           Employment contracts

         3.16           Claims; legal actions

         6.5            Noncompetition Agreement

         8.2            Opinion of Seller's General and FCC Counsels

         8.3            Opinion of Buyer's General Counsel




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